SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported) -- October 22, 2003


                      FIRST TENNESSEE NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


             TENNESSEE                    0-4491               62-0803242
    (State or Other Jurisdiction       (Commission            (IRS Employer
         of Incorporation)              File Number)        Identification No.)


                            165 MADISON AVENUE
                            MEMPHIS, TENNESSEE                   38103
                    (Address of Principal Executive Office)    (Zip Code)


      Registrant's telephone number, including area code -- (901) 523-4444

ITEM 5.  OTHER EVENTS

     The Corporation's Board of Directors announced the election of J. Kenneth Glass as Chairman of the Board, effective upon the retirement of the Corporation's current Chairman, Ralph Horn, on December 31, 2003. Mr. Glass will retain the President and Chief Executive Officer positions he currently holds.

     The Board also elected Marlin L. Mosby, III, who is currently Executive Vice President-Strategic Planning and Investor Relations, as Executive Vice President and Chief Financial Officer, effective November 17, 2003. Mr. Mosby is replacing Elbert L. Thomas, Jr., who is recovering from recent surgery. Mr. Thomas will remain with the Corporation as Executive Vice President and Interest Rate Risk Manager. James F. Keen, Jr., the interim CFO, will retain the positions of Executive Vice President and Corporate Controller and principal accounting officer.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          FIRST TENNESSEE NATIONAL CORPORATION


Date: October 23, 2003    By:/s/ James F. Keen
                             --------------------------------------------------
                             James F. Keen, Executive Vice President,
                               Chief Financial Officer and Corporate Controller